EXHIBIT 10.11

STONEGATE MORTGAGE CORPORATION

INVESTOR RIGHTS AGREEMENT

March 9, 2012

-i-

STONGATE MORTGAGE CORPORATOIN

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of March 9, 2012, by and between Stonegate Mortgage Corporation, an Ohio corporation, (the “Company”) and Stonegate Investors Holdings LLC, a Delaware limited liability company (the “Purchaser” and/or, together with any transferees who become parties hereto as pursuant to Section 2.10, collectively, the “Investors”, and each, an “Investor”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, each of the Company and the Purchaser is a party to the Series D Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Company’s Series D Preferred Stock pursuant to the Purchase Agreement that the Purchaser and the Company execute and deliver this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions

As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Capital Stock” means, in the aggregate, the Common Stock, the Series D Preferred Stock and any other class or series of preferred stock of the Company issued and outstanding.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” means the Common Stock of the Company, $0.001 par value per share.

(d) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of any of the Series D Preferred Stock.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Excluded Registration” shall mean a registration relating solely to employee benefit plans (including stock option, stock purchase and similar plans), a registration relating solely to the offer and sale of debt securities and/or Common Stock issuable upon conversion of debt securities (but without limitation to Section 2.1 of this Agreement), a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales and does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, including a registration on Form S-4 or any successor form.

(g) “Holder” shall mean any holder of Registrable Securities, including a holder to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.10 of this Agreement.

(h) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(j) “Initial Closing” shall mean the date of the initial sale of shares of the Company’s Series D Preferred Stock pursuant to the Purchase Agreement.

(k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold, of record, not less than fifty percent (50%) of the outstanding Registrable Securities.

(l) “Investor” has the meaning given in the preamble.

(m) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(n) “Qualified Public Offering” shall mean the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act, provided that and the aggregate gross proceeds to the Company are greater than $50,000,000;

(o) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

(p) “Registrable Securities” shall mean shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock; provided, however, that Registrable Securities shall not include any shares of Common Stock (i) which have previously been registered or which have been sold to the public either pursuant to a registration statement, Rule 144, or other applicable law or exemption, or (ii) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement. In the event of any merger, reorganization, consolidation, recapitalization, or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Securities” as is appropriate in order to prevent any dilution of the rights granted pursuant to this Agreement.

(q) “Registration Expenses” shall mean all expenses incurred in or incidental to effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the underwriters and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits or “comfort” letters incident to or required by any such registration, underwriters fees (excluding underwriting discounts, commissions, costs or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities which shall be paid by the selling Holders on a pro rata basis based on the number of Registrable Securities being sold by them), but shall not include costs, fees or disbursements of other counsel for the Holders.

(r) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(s) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(t) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(u) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(v) “Selling Expenses” shall mean all underwriting discounts, selling commissions, costs or fees of underwriters, selling brokers, dealer managers, or similar securities industry professionals, and stock transfer taxes applicable to the sale or distribution of the Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(w) “Series D Preferred Stock” shall mean the shares of Series D Convertible Preferred Stock, par value $0.001 per share, of the Company issued pursuant to the Purchase Agreement.

(x) “Short Form” means a registration statement under the Securities Act on Form S-3 or any comparable form or forms in the applicable jurisdiction.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company shall:

(i) promptly (and, in any event, within ten (10) days after the date such request is given by the Initiating Holders) give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable (and, in any event, within sixty (60) days after the date such request is given by the Initiating Holders), file and use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with applicable law) and to permit and facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect any such registration pursuant to this Section 2.1:

(i) Until the earlier of (x) three (3) years after the date of this Agreement, or (y) six (6) months following the effective date of the first registration statement filed by the Company covering an underwritten public offering of any of its securities to the general public;

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which are less than $5,000,000;

(iii) After the Company has initiated and consummated two (2) such registrations pursuant to this Section 2.1 or within six (6) months of the effective date of a registration statement previously requested by the Initiating Holders under this Section 2.1;

(iv) During the period starting with the date sixty (60) days (or, if the Company is then qualified for registration on a Short Form, thirty (30) days) prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days (or, if the Company is then qualified for registration on a Short Form, ninety (90) days) after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(v) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on a Short Form pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time; and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section (b)(iv) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that (x) the Company shall not defer its obligation in this manner more than once in any twenty four (24) month period, (y) the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration, and (z) the Initiating Holders shall have the right to withdraw such registration request.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons (“Secondary Holders”) shall request inclusion of any of their shares of Common Stock of the Company in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, the Company, and the Secondary Holders, provided that the underwriters of such offering shall have advised the Initiating Holders in writing that the inclusion of such other securities would not adversely affect such offering, include such securities in the underwriting and such inclusion shall be conditioned upon the participation of the Company and/or the Secondary Holders in such underwriting and the inclusion of the Company’s and/or the Secondary Holders’ other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.9). The Company shall (together with all Holders, the Company, and the Secondary Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders; provided that the Holders shall not be required to agree to indemnify the underwriters for, or otherwise contribute in respect of, any breach or violation by the Company or any Secondary Holders of such underwriting agreement or any applicable law, rule or regulation. If the number of shares registered by any party (including the Company) other than the Initiating Holders pursuant to this Section 2.1 exceeds the number of shares registered by the Initiating Holders, then such registration by the Holders shall be deemed to be a Company registration pursuant to Section 2.2, and shall not be considered a requested registration for purposes of the limit of registrations which may be requested pursuant to Section 2.1(b)(iii).

(e) Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten in order to achieve the price range acceptable to the Initiating Holders, the number of shares of Common Stock that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of Secondary Holders or employees of the Company, it being understood and agreed that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(f) If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.1(e), then the Company shall then offer to the Company, all Holders and all Secondary Holders who have retained rights to include securities in the registration (or who previously requested to be included) the right to include additional shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated first to the Holders of Registrable Securities, then to the Company, and then to the Secondary Holders.

Notwithstanding anything herein to the contrary, a registration shall not be counted as “consummated” or “effected” if, as a result of an exercise of the underwriter’s cutback provisions contained herein, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included. A registration requested pursuant to this Section 2.1 shall also not be deemed to have been effected nor be considered a requested registration for purposes of the limit of registrations which may be requested pursuant to Section 2.1(b)(iii), unless (i) a registration statement with respect thereto has been declared and remains effective for a period of at least one hundred twenty (120) consecutive days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such one hundred twenty (120) day period) and is not interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court for any reason, and (ii) the conditions to closing specified in the underwriting agreement entered into in connection with such registration are satisfied or waived.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3 or an Excluded Registration, the Company shall:

(i) promptly give written notice of the proposed registration, including the intended method of distribution, to all Holders; and

(ii) use its commercially efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities be included in such registration.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to participate in the registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any Secondary Holders participating therein) severally and not jointly enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company; provided that (x) no Holder shall be required to make any representations, warranties or indemnities except several and not joint representations relating to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, (y) the liability of such Holder shall be several and not joint and shall be limited to an amount equal to the net proceeds from the offering received by such Holder, and (z) the Holders shall not be required to agree to indemnify the underwriters for, or otherwise contribute in respect of, any breach or violation by the Company or any Secondary Holder of such underwriting agreement or any applicable law, rule or regulation.

(c) Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting; provided that (i) the Registrable Securities may not be limited to less than twenty-five percent (25%) of the total offering, unless such offering is an initial public offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities should be included in such offering, and (ii) in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account; (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion, and (iii) third, to all Secondary Holders on a proportionate basis.

(d) If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded from such underwriting by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.

(e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder or Secondary Holder has elected to include securities in such registration, and the expenses of such withdrawn registration shall be borne and timely paid by the Company. The Company shall promptly notify the Holders in writing of any such termination or withdrawal.

2.3 Registration on Form S-3 or other Short Form.

(a) Request for Short Form Registration. After its initial public offering, the Company shall use commercially reasonable efforts to qualify for, and remain qualified for, registration on Form S-3 or any applicable or comparable or successor form or forms. After the Company has qualified for the use of the Short Form, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding a written request that the Company effect any registration on the Short Form or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company shall take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Short Form Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i) or 2.1(b)(iii);

(ii) If the Holders, together with any holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on the Short Form at an aggregate price to the public of less than $2,000,000; or

(iii) If, in a given twelve-month period, the Company has consummated two (2) registrations in such period on behalf of Holders of Registrable Securities or the Company has previously effectuated two (2) registrations pursuant to this Section 2.3;

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement pursuant to a Short Form covering the Registrable Securities would be materially detrimental to the Company because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future, and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(iv) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that (x) the Company shall not defer its obligation in this manner more than once in any twelve-month period, (y) the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration, and (z) the Holders of Registrable Securities shall have the right to withdraw such registration request.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(d), 2.1(e) and 2.1(f) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration.

All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne and timely paid by the Company; provided that the Company shall only pay for the reasonable fees and expenses of one counsel for all Holders, and, provided, further, that the Company shall not be required to pay for the expenses of a registration begun pursuant to Section 2.1 if such registration request is subsequently withdrawn solely at the request of the Holders of a majority of the Registrable Securities proposed to be included in such registration, in which case, at the option of such Holders, either (x) all such Holders shall bear the direct, out-of-pocket Registration Expenses, pro rata, based upon the number of Registrable Securities that were to be included in the withdrawn registration, or (y) be deemed to have utilized one of its requests for registration as contemplated by Section 2.1(b)(iii). All Selling Expenses relating to securities registered on behalf of the Holders with respect to registrations pursuant to Sections 2.1, 2.2 and 2.3, shall be borne by the holders of the securities included in such registration, pro rata, severally and not jointly, among each other on the basis of the number of Registrable Securities (or other securities) so registered.

2.5 Registration Procedures.

In the case of each registration effected by the Company pursuant to Section 2, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In addition to the foregoing, and without limiting any of the Company’s obligations under any other Section of this Agreement, at its expense, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement, use its best efforts to cause such registration statement to become effective and keep such registration effective for a period ending on the earlier of the date which is one hundred-twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on a Short Form that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish to the selling Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and other documents incident thereto, including correspondence with the Commission, as a Holder from time to time may reasonably request;

(d) Concurrently with the effectiveness of the registration statement, register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required, in connection therewith or as a condition thereto to, qualify to do business or to file a general consent to service of process in any such states or other jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or other applicable law with respect to the registration of securities of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(g) After such registration statement becomes effective, notify each selling Holder of any request by the Commission that the Company amend or supplement such registration statement or prospectus;

(h) Advise each selling Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or the initiation or threat of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(i) Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number or other applicable securities identification number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided, that the Company shall cause such Registrable Securities to be listed on such securities exchange as shall be agreed upon by the Company and a representative designated by a majority in interest of the selling Holders (the “Holders Representative”);

(l) Allow the Holders Representative to participate in the preparation of the registration statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto and make available for inspection by the Holders Representative, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such Holders Representative or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by such Holders Representative, underwriter, attorney, accountant or agent in connection with such registration statement; and

(m) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into, and perform its obligations under, an underwriting agreement in form reasonably necessary to effect the offer and sale of the securities covered thereby, provided such underwriting agreement contains reasonable and customary provisions.

2.6 Indemnification.

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Holder Party”), if applicable, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act, if applicable, any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company or any other applicable law with respect to the registration of securities and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company shall reimburse each such Holder Party and each such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company shall not be liable to a Holder Party, underwriter or a person controlling such underwriter, in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished by such Holder Party to the Company, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or other similar applicable law, rule or regulation, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein (taking into account any subsequent written correction or modification to such information furnished to the Company by such Holder); provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from such offering actually received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, except if, and then only to the extent that, such failure is actually and materially prejudicial to such Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom; provided that such Indemnified Party shall not be required to furnish any such information that in its reasonable judgment would violate any obligations with respect to confidentiality or compromise or constitute a waiver of any attorney-client, work product or other privilege of such Indemnified Party or any of its affiliates.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.6(b) hereof, shall exceed the net proceeds actually received by such Holder from the sale of Registrable Securities in the offering to which such loss, liability, claim, damage or expense pertains. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

2.7 Information by Holder

Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Reporting

With a view to making available the benefits of certain rules and regulations of the Commission or comparable governmental authorities that may permit the sale of securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, or, if applicable, as those terms are understood under any other similar applicable law, rule or regulation, at all times from and after the effective date of the first registration under the Securities Act, or other applicable law with respect to the registration of securities, filed by the Company for an offering of its securities to the general public;

(b) File with the Commission and/or comparable governmental authority in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act or other similar applicable law, rule or regulation at any time after it has become subject to such reporting requirements; and

(c) Furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 or other similar applicable law, rule or regulation (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act or other similar applicable law, rule or regulation (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company and such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission or comparable governmental authority allowing a Holder to sell any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.9 Market Stand-Off Agreement

Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s registration statement for its initial public offering filed under the Securities Act, provided that the Company shall have obtained an identical standoff obligation from all officers, directors, and one percent (1%) holders (including any affiliated groups of holders, to the extent applicable) of the Company’s Capital Stock. The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans or similar plans on Form S-l or Form S-8 or similar forms in any other jurisdiction or that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms in any other jurisdiction or that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

2.10 Transfer or Assignment of Registration Rights

The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder (a) to a parent, subsidiary or other affiliate of a Holder that is a corporation, partnership, limited liability company or other entity, (b) to any of a Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or to any trust or other estate planning vehicle for the benefit of any of them, or (c) if a Holder is an individual, to a spouse, child, parent or other immediate family member, or to a trust or other estate planning vehicle for the benefit of any of them, or (d) in a transaction not involving a change in beneficial ownership.

2.11 Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with, or senior to, or otherwise greater than, in any respect, the registration rights granted to the Holders under this Agreement.

2.12 Termination of Registration Rights

The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock when all shares of Common Stock issuable upon conversion of all of the Registrable Securities of such Holder are sold pursuant to such registration or may immediately be sold without limitation under Rule 144 or other similar applicable law, rule or regulation during any consecutive ninety (90)-day period, and (ii) two (2) years after the closing of the Company’s first Qualified Public Offering; provided, however, that no such termination shall have any effect upon the obligations of the Company in respect of any registration requested prior to the date of such termination.

Section 3

Certain Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information.

(a) Basic Financial Information. The Company shall furnish the following reports to each Investor so long as such Investor is a holder of at least 10% of the issued and outstanding Series D Preferred Stock of the Company and/or Conversion Stock:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, audited annual financial statements of the Company and its subsidiaries, if any, as at the end of such fiscal year, including a balance sheet as of the end of such year and statements of income and of cash flows for such fiscal year, a comparison between the actual amounts as of and for such fiscal year and the comparable amounts for the prior year and as included in the Budget (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and a statement of stockholders’ equity as of the end of such year.

(ii) As soon as practicable after the end of each month, and in any event within forty-five (45) days after the end of each month, interim unaudited financial statements of the Company and its subsidiaries, if any, as at the end of such month, including balance sheets, income statements, and statements of cash flow for such months and the year-to-date period then ended.

(iii) As soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan of the Company and its subsidiaries, if any, for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

(iv) Promptly upon receipt thereof, copies of any reports submitted to the Company or any subsidiary, if any, by independent certified public accountants including, without limitation, reports in connection with any examination of the financial statements of the Company and/or any subsidiary made by such accountants.

(v) Such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor may from time to time reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then, in respect of such period, the financial statements delivered pursuant to the foregoing sections shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

3.2 Inspection

The Company shall permit representatives of the Holders of a majority of the Common Stock issued or issuable upon conversion of the shares of Series D Preferred Stock, at such Holders’ expense, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company at such times and from time to time as may be reasonably requested by such Holders.

3.3 Termination of Covenants

The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of a Qualified Public Offering or at such earlier time as the Company becomes a reporting company with the Commission and in fact provides no less than the equivalent information publically as required by applicable law, rule and regulations.

Section 4

Rights of First Refusal

4.1 Right of First Refusal to Holders

The Company hereby grants to each Holder who owns any shares of Series D Preferred Stock or Conversion Stock (as presently constituted and subject to subsequent adjustments for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification, or other similar event), the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Series D Preferred Stock owned by such Holder immediately prior to the issuance of New Securities (assuming full conversion of the shares of Series D Preferred Stock) to (b) the total number of shares of Capital Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the shares of Series D Preferred Stock).

(a) “New Securities” shall mean any Capital Stock of the Company whether now authorized or not, and rights, convertible equity securities, options or warrants to purchase such Capital Stock, and equity securities of any type whatsoever that are, or may become, exercisable or convertible into Capital Stock; provided that the term “New Securities” does not include:

(i) the Conversion Stock;

(ii) securities issued or issuable to officers, employees, directors or consultants or pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company (including the director(s) appointed or designated by the Holders of a majority of Series D Preferred Stock (the “Series D Directors”));

(iii) securities issued pursuant to the conversion or exercise of any convertible or exercisable securities outstanding as of this date of this Agreement or issued after the date hereof;

(iv) securities issued or issuable as a dividend or distribution on any Capital Stock of the Company;

(v) securities offered pursuant to a Qualified Public Offering;

(vi) securities issued or issuable pursuant to the acquisition of another corporation or entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company (including the Series D Directors);

(vii) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of the Company (including the Series D Directors);

(viii) securities issued or issuable in connection with strategic collaborations, development agreements or licensing transactions, the terms of which are approved by the Board of Directors of the Company (including the Series D Directors); and

(ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (viii) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder prior written notice of its intention, describing the type of New Securities, the number of such New Securities to be offered and such Holder’s pro rata share thereof, their price and all other material terms upon which the Company proposes to issue the same, and the name and address of each prospective purchaser (to the extent known). Each Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase all or a portion of such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased; provided that such Holder may condition such agreement upon the consummation by the Company of such proposed issuance on the terms described in such notice.

(c) In the event any Holder fails to exercise the right of first refusal within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell that portion of the New Securities with respect to which such Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such sixty (60) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in this Section 4.1.

(d) A Holder shall be entitled to apportion the right of first refusal hereby granted to it, in such proportions as it deems appropriate, among (i) itself, (ii) its affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Holder.

(e) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, a Qualified Public Offering.

Section 5

Miscellaneous

5.1 Amendment

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the holders holding a majority of the Series D Preferred Stock or Conversion Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144 or other similar applicable law). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the Holders of a majority of the Series D Preferred Stock or Conversion Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144 or other similar applicable law) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by overnight mail, or by messenger addressed:

(a) if to an Investor, at the Investor’s address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy to Golenbock Eiseman Assor Bell & Peskoe LLP, 437 Madison Avenue, New York, New York, 10022, Attn: Andrew C. Peskoe, Esq. and Thomas J. Wilson, Esq.;

(b) if to any Holder, at such address as shown in the Company’s records, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, at the address set forth on the Company signature page hereto or at such other address as the Company shall have furnished to the Investor.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or will be deemed to have been delivered when (i) upon receipt, when delivered personally or by messenger, or (ii) one business day after deposit with an overnight courier service prior to such courier’s deadline for next business day delivery to the recipient (all delivery fees and charges prepaid), in each case properly addressed to the party to receive the same.

5.3 Governing Law

This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.

5.4 Successors and Assigns

This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor or Holder without the prior written consent of the Company, except to any transferee or assignee contemplated by Section 2.10, or by the Company without the prior written consent of the Holders of a majority of the Series D Preferred Stock and Conversion Stock, together as a single group. Any attempt by any such party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement

This Agreement and the exhibits hereto (when executed) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery

A facsimile, telecopy, .pdf or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy, .pdf or other reproduction hereof.

5.11 Jurisdiction; Venue

With respect to any disputes arising out of or related to this Agreement, each party consents to the exclusive jurisdiction of, and venue in, the United States District Court for the Southern District of New York or, if such dispute shall not be permitted to be tried by such court, the state courts of New York located in New York City, and further consents to service of process at such party’s then current place of business or principal residence by FedEx or other nationally recognized overnight courier. Each party hereby irrevocable waives any objection, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction.

5.12 Waiver of Jury Trial

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SUBJECT MATTER HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.13 Further Assurances

Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.

5.14 Aggregation

All shares of Capital Stock of the Company held or acquired by affiliated entities or persons of a Holder (including but not limited to: (i) a constituent partner or a retired partner of a Holder that is a partnership; (ii) a parent, subsidiary or other affiliate of a Holder that is a corporation, partnership, limited liability company or other entity; (iii) an immediate family member, a descendant, or a trust therefor, in the case of a Holder who is an individual; or (iv) a member of a Holder that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s Capital Stock.

5.15 Specific Performance

Each of the parties agrees that money damages or other remedies at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security, or proof of actual damages, being required.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement effective as of the day and year first above written.

STONEGATE MORTGAGE CORPORATION, an Ohio corporation

By:	/s/ James J. Cutillo
James J. Cutillo CEO

Notices:
Address:	9190 Priority Way West Drive
Suite 300
Indianapolis, IN 46240
Telephone:
Email: jcutillo@stonegatemtg.com

[Separate Investor Signature Page Attached]

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

The below named Investor has executed this signature page as a party to that certain Investor Rights Agreement dated as of the date first written above by and between Stonegate Mortgage Corporation and the Investor named therein.

INVESTOR: STONEGATE INVESTORS HOLDINGS LLC

By:	/s/ Kevin Bhatt
Kevin Bhatt Vice President

Notices:

Address:	1120 Avenue of the Americas, 18th Fl
New York, NY 10036
Telephone: (212) 951-8694
Email:	kbhatt@lrepllc.com

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]